Exhibit 99.2

Q2 2018 Financial Results Tracy Pagliara President and CEO Tim Howsman Chief Financial Officer

Forward-looking Statement Disclaimer This presentation release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the impact of Koontz-Wagner’s bankruptcy, management’s ability to position the Company to fulfill its significant potential for future growth and profitability, the Company’s ability to come to new terms under its lending agreement, including closing on an asset-based loan, the Company’s ability to comply with the terms of its debt instruments, the impact of planned cost reductions, reorganization and restructuring efforts, the Company’s ability to implement its liquidity plan, expectations for growth of the business in 2018 and ability to realize the inherent value in the Company’s capabilities, ability to compete well in Williams’ markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its credit facility and enter into new lending facilities and access letters of credit, ability to timely file its periodic reports with the U.S. Securities and Exchange Commission (the “SEC”), ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2017 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, Williams undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned to not to rely upon them unduly. Non-GAAP Financial Measures This presentation will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found on the EBITDA Reconciliation slide of this presentation. Cautionary Notes

Second Quarter 2018 Financial Highlights Revenue grew 11% sequentially from first quarter 2018 to $48.0 million Continued strength with nuclear new builds Up 20% over prior-year second quarter YTD revenue of $36.4 million vs. $13.3 million of revenue in prior-year period Increasing decommissioning revenue: YTD revenue of $6.4 million vs. no revenue in first half of 2017 Achieved 14% gross margin in the quarter Excluding restructuring costs ($2.2 million) and strategic alternatives costs ($0.6 million), 2Q 2018 G&A expenses declined to $7.0 million Building backlog Increased 42% over prior-year Up 16% sequentially to $174.5 million 3

Second Quarter 2018 and Subsequent Progress Priorities: Reduce G&A costs Recapitalize balance sheet Complete transition of corporate office to Atlanta Execute well in operations and build backlog Term sheets in place for asset-based loan (“ABL”) revolver and refinancing term loan $15.0 million ABL revolver New $35 million term loan to be at a lower overall rate Plan remains to complete ABL and refinanced term loan in third quarter On track to move headquarters to Atlanta by the end of September Progress on aligning costs with new structure and size Koontz-Wagner strategic initiatives completed with bankruptcy filing Strong market conditions, competitive advantages and catalysts to drive growth Discipline and process to drive cash generation and margin expansion 4

Favorable Revenue Mix with Strong End Markets *Revenue from continuing operations 1H 2018 $91.1 million Contract Type End Markets Cost - plus 82% Fixed - price 18% Nuclear MMC 4% Nuclear Project 55% Decommissioning 7% Fossil MMC 17% Fossil Project 5% Industrial Project 12%

Q2 2018 Decrease vs. prior year mostly due to timing of a scheduled outage in 2017 $11.8 million increase from Plant Vogtle Units 3 & 4 Sequential improvement from nuclear new build and decommissioning activity *Revenue from continuing operations Revenue Bridge1 Second Quarter 2018 ($ in millions) $ Change Second Quarter 2017 Revenue $ 58.0 Plant Vogtle Units 3 & 4 11.8 New decommissioning work 4.0 Other project revenue 1.4 Three non-recurring fixed price projects (9.2) Timing of scheduled outage (18.0) Total change $ (10.0) Second Quarter 2018 Revenue $ 48.0 1. Numbers might not sum due to rounding Revenue* 6 $58.0 $39.0 $44.3 $43.1 $48.0 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 $103.6 $91.1 1H 2017 1H 2018

Gross Profit and Margin* Q2 2018 Solid 14% gross margin despite lower revenue 2Q 2017 gross profit negatively impacted by $9.3 million of zero margin revenue associated with loss contracts Sequential decline in gross margin was related to mix *Gross profit and margin from continuing operations Gross Profit Bridge Q2 2018 ($ in millions) $ Change Second Quarter 2017 Gross Profit $ 6.8 Project revenue incremental margin (0.1) Total change $ (0.1) Second Quarter 2018 Gross Profit $ 6.7 15.0% 14.1% 11.6% 18.0% 12.2% 7 $6.8 $4.8 $8.0 $6.5 $6.7 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 $5.2 $13.2 1H 2017 1H 2018 5.0% 14.5%

Getting Costs in Line* Q2 2018 G&A expenses decreased $1.6 million from 2Q 2017 to $7.0 million Excluding $2.2 million in severance costs and $0.6 million in professional fees for strategic initiatives related to restructuring $0.2 million decrease in selling & marketing expenses due to lower labor-related expenses $0.7 million decrease in restatement expenses *Operating expenses from continuing operations 8 $9.6 $10.6 $9.3 $7.2 $10.4 $8.6 $9.6 $8.2 $6.6 $9.7 $0.3 $0.5 $0.5 $0.2 $0.2 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Selling & Marketing G&A D&A $0.7 $0.5 $0.6 $0.4 $0.5

Costs (salaries/bonuses/benefits) Severance costs Reductions thru 7/31/2018 $4.0 $2.9 Reductions remainder of year $1.6 $1.0 Total 2018 reductions $5.6 $3.9 Cost Reduction Efforts ($ in millions) 2018 plan reduces corporate and shared services headcount by 32 to 7 Total restructuring costs in 2018 (including Koontz-Wagner) expected to be $17 million to $19 million 2019 restructuring costs expected to be approximately $1 million to $2 million Expect 2019 G&A costs run rate to be approximately 7.0% to 9.0% of revenue, excluding restructuring costs

Operating Loss* Q2 2018 Excluding severance costs and costs of strategic alternatives, operating loss was $0.9 million and in line with Q1 2018 1H 2018 Improved operating loss on higher gross profit and $2.4 million decline in operating expenses 1H 2017 included $2.4 million in restatement expenses *Operating loss from continuing operations 10 ($2.9) ($5.8) ($1.3) ($0.8) ($3.7) 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 ($14.9) ($4.5) 1H 2017 1H 2018

*Adjusted EBITDA from continuing operations. See “Supplemental Information” for a reconciliation of Adjusted EBITDA to net loss from continuing operations Loss from Continuing Operations Loss from Continuing Operations and Adjusted EBITDA* Adjusted EBITDA 11 ($5.4) ($9.8) ($3.2) ($2.2) ($6.0) 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 $(17.1) $(8.3) 1H 2017 1H 2018 ($0.7) ($2.5) $0.3 $0.4 ($0.1) 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 ($9.4) $0.3 1H 2017 1H 2018

1H 2018 operating activities, including discontinued operations, used $4.3 million of cash $0.2 million of cash used by continuing operations in 1H 2018 Total Cash: $11.7 million Unrestricted Cash and equivalents: $5.1 million Restricted cash: $6.6 million Outstanding Debt: $25.7 million (net of $0.8 million of unamortized deferred financing costs) Financing: ABL revolver term sheet locked down; lender completing due diligence Refinancing of term loan – exclusivity provided to current lender thru 9/15 Plan to complete ABL and refinance term loan by end of third quarter Koontz-Wagner bankruptcy expected to alleviate liquidity concerns Cash and Borrowings As of June 30, 2018

Impact of Koontz-Wagner Bankruptcy Item Impact Term loan fifth amendment: KW bankruptcy waiver fee $4.0 million Estimated pension withdrawal liability (Approx. $260k annual cash requirements for 20 years) $4.3 million Negotiated settlement of Houston lease $1.8 million Salary and healthcare continuation $2.4 million Reduced the lease liability from potential of $10 million to $1.8 million Koontz-Wagner consumed $3.6 million in cash in first half of 2018 Cash for Houston lease and salary and healthcare continuation to be expended by end of year

Building Backlog

Williams Focus on Growth Build Base Business Vogtle Units 3 & 4 backlog is strong and continuing to grow GUBMK and TVA Nuclear provide numerous project opportunities Energy Northwest MMC contract renewed Seeking new MMC and long-term service agreement opportunities Pursuing Fossil Services opportunities Expanding Specialty Services business Decommissioning and Spent Fuel Storage Twenty U.S. nuclear reactors currently in varying stages of decommissioning Canada Bruce Power and Ontario Power Generation nuclear facilities refurbishment plans call for $13 billion in plant upgrades over 20 years Canada legal office and structure established Oil and Gas Experienced oil and gas executive hired, Houston offices opened in 2nd quarter Midstream opportunities expanding due to insufficient pipeline infrastructure

Focus on Growth Deepen Penetration in Fossil Power Markets Expand Scope of Work at Existing Sites with New and Existing Customers Position Williams as a Leader in the Decommissioning Market Increase Number of Long-term Services Agreements Capitalize On Industry-Wide Conversion from Analog to Digital Entry into Oil & Gas Markets Focus On Growth Strengthen Industrial Presence Canadian Expansion 16

Supplemental Information

Adjusted EBITDA*

Reconciliation of Adjusted EBITDA* to GAAP Net Loss from Continuing Operations

($ in thousands)	2Q 2017	3Q 2017	4Q 2017	1Q 2018	2Q 2018
Loss from continuing operations	$ (5,429)	$ (9,787)	$ (3,178)	$ (2,238)	$ (6,024)
Add back:					
Depreciation and amortization expense	329	484	525	221	220
Gain on sale of business and net assets held for sale	-	-	-	-	-
Interest expense, net	2,243	3,640	7,043	1,378	2,397
Restatement expenses	713	563	130	130	30
Stock-based compensation	708	426	861	194	313
Income tax expense (benefit)	300	312	(5,142)	285	220
Bank restructuring costs	150	-	-	-	-
Severance costs	31	1,314	9	14	2,202
Asset disposition costs	208	451	42	326	489
Franchise taxes	76	76	(29)	65	65
Adjusted EBITDA from continuing operations	$ (671)	$ (2,521)	$ 261	$ 375	$ (88)

**Adjusted EBITDA from continuing operations*

Non-GAAP Financial Measure:

Adjusted EBITDA is defined as consolidated net income before interest expense, net, income tax expense (benefit), franchise taxes, depreciation and amortization expense, impairment expenses, bargain purchase gain, foreign currency gain, other expense, net, stock-based compensation, restatement expenses, asset disposition costs, net loss on sale-leasebacks, loss on sale of business and net assets held for sale, bank restructuring costs, facility exit costs and severance costs. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Williams believes that providing non-GAAP information is important for investors and other readers of Williams' financial statements, as they are used as analytical indicators by Williams' management to better understand operating performance. Williams' credit facility also contains ratios based on EBITDA. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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Adjusted EBITDA* Reconciliation of Adjusted EBITDA* to GAAP Net Loss from Continuing Operations Six Months Ended June 30, ($ in thousands) 2017 2018 Loss from continuing operations $ (17,054) $ (8,262) Add back: Depreciation and amortization expense 664 441 Gain on sale of business and net assets held for sale (239) - Interest expense, net 3,944 3,775 Restatement expenses 2,433 160 Stock-based compensation 1,429 507 Income tax expense (benefit) (1,538) 505 Bank restructuring costs 350 - Severance costs 182 2,216 Asset disposition costs 244 815 Franchise taxes 152 130 Adjusted EBITDA from continuing operations $ (9,433) $ 287 Non-GAAP Financial Measure: Adjusted EBITDA is defined as consolidated net income before interest expense, net, income tax expense (benefit), franchise taxes, depreciation and amortization expense, impairment expenses, bargain purchase gain, foreign currency gain, other expense, net, stock-based compensation, restatement expenses, asset disposition costs, net loss on sale-leasebacks, loss on sale of business and net assets held for sale, bank restructuring costs, facility exit costs and severance costs. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Williams believes that providing non-GAAP information is important for investors and other readers of Williams' financial statements, as they are used as analytical indicators by Williams' management to better understand operating performance. Williams' credit facility also contains ratios based on EBITDA. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies. *Adjusted EBITDA from continuing operations